UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2024

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN 55912

(Address of Principal Executive Office, including zip code)

(507) 437-5611

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01465 par value	HRL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2024, Hormel Foods Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule 1 therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell and the Underwriters have severally agreed to purchase an aggregate principal amount of $500,000,000 principal amount of its 4.800% Notes due 2027 (the “Notes”), which are further described below.

The Underwriting Agreement contains representations, warranties and covenants that are customary for transactions of this type. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333- 268693) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission, and the related Prospectus dated December 6, 2022 (the “Prospectus”) and Prospectus Supplement dated March 5, 2024 (the “Prospectus Supplement”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is expressly incorporated by reference herein and into the Registration Statement. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the actual terms thereof.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 8, 2024, pursuant to the Underwriting Agreement, the Company issued $500,000,000 principal amount of the Notes. The Notes were issued and sold pursuant to the previously disclosed Underwriting Agreement.

The Notes were issued pursuant to the Indenture, dated as of April 1, 2011 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”). Interest on the Notes will accrue at a rate of 4.800% per annum and will be payable semi-annually in arrears on each March 30 and September 30, commencing September 30, 2024. The Notes will mature on March 30, 2027. The Notes are direct unsecured obligations of the Company and will rank equally with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.

The Company may redeem the Notes, in whole at any time or in part from time to time, at its option. If the Company redeems the Notes before February 28, 2027 (the “Par Call Date”), the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) will equal the greater of: (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Notes), plus 10 basis points less (b) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon to but excluding the redemption date. If the Company redeems the Notes on or after the Par Call Date, the redemption price will equal 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date.

If a Change of Control Triggering Event (as defined in the Notes) occurs, unless the Company has exercised its option to redeem the Notes, the Company will be required to offer to purchase the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture includes certain restrictive covenants, including covenants that limit the ability of the Company to, among other things, incur debt for borrowed money secured by certain liens and engage in certain sale and leaseback transactions. These covenants are subject to important exceptions and qualifications set forth in the Indenture and described in the Prospectus and Prospectus Supplement.

The Indenture contains customary terms, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal of all the Notes to be due and payable immediately.

The following documents relating to the Notes are filed herewith as exhibits and incorporated by reference into this Form 8-K and the Registration Statement: (i) the form of the 2027 Notes and (ii) the opinion of Faegre Drinker Biddle & Reath LLP. The foregoing summary of the Notes is qualified in its entirety by reference to the form of the Notes attached hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated March 5, 2024 among Hormel Foods Corporation and BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule 1 thereto.
4.1	Form of 4.800% Notes due 2027
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included as part of Exhibit 5.1)
101.1	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.
104.1	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: March 8, 2024	By	/s/ Florence Makope
Name: Florence Makope
Title: Vice President and Treasurer